EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Man Chung CHAN, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 of Marvion Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Chan Man Chung Chan Man Chung	Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive Officer)	September 21, 2023

/s/ Tan Tee Soo Tan Tee Soo	Director	September 21, 2023